Exhibit 31.1

CHIEF EXECUTIVE OFFICER CERTIFICATION

I, Patrizio Vinciarelli, certify that:

1.	I have reviewed this report on Form 10-K/A, Amendment No.1, of Vicor Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: June 3, 2014

/s/ Patrizio Vinciarelli
Patrizio Vinciarelli
Chief Executive Officer